Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-282927) and Form S‑8 (Nos. 333-198794, 333-218669, and 333-239209) of Regeneron Pharmaceuticals, Inc. of our report dated February 5, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey
February 5, 2025